UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 23, 2003


                                KIRBY CORPORATION
             (Exact name of registrant as specified in its charter)

                     NEVADA                           74-1884980
        (State or other jurisdiction of            (I.R.S. Employer
         incorporation or organization)           Identification No.)

              55 WAUGH DRIVE, SUITE 1000                77007
                    HOUSTON, TEXAS                    (Zip Code)
      (Address of principal executive offices)

               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                                 (713) 435-1000

Item 7.   Financial Statements and Exhibits
          (c)  Exhibits:
               99.1  Press release dated October 23, 2003

Item 12.  Results of Operations and Financial Condition

     On October 23, 2003, Kirby Corporation ("Kirby") issued a press release announcing earnings for the quarter ended September 30, 2003. A copy of the press release is attached as Exhibit 99.1 to this report.

     EBITDA, a non-GAAP financial measure, is used in the press release. Kirby defines EBITDA as net earnings before interest expense, taxes on income, depreciation and amortization. Kirby has historically evaluated its operating performance using numerous measures, one of which is EBITDA, a measure that excludes certain non-operating expenses and non-cash charges. EBITDA is presented for that reason and because of its wide acceptance as a financial indicator. EBITDA is used by Kirby's lenders in loan covenants, by rating agencies in determining Kirby's credit rating and by analysts publishing research reports on Kirby, as well as by investors and investment bankers generally in valuing companies. A quantitative reconciliation of EBITDA to GAAP net earnings for the 2003 and 2002 third quarters and first nine months is included in the press release.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        KIRBY CORPORATION
                                        (Registrant)

                                        By:  /s/  NORMAN W. NOLEN
                                             -----------------------------------
                                             Norman W. Nolen
                                             Executive Vice President, Treasurer
                                               and Chief Financial Officer

Dated:  October 23, 2003



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                                  EXHIBIT INDEX



Exhibit 99.1   Press release dated October 23, 2003



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